Exhibit 99.1

Washington Mutual to Acquire Providian Financial

Strategically Compelling Fit for Both Companies

SEATTLE and SAN FRANCISCO — June 6, 2005 – Washington Mutual, Inc. (NYSE: WM), announced that it has entered into a definitive agreement to acquire Providian Financial (NYSE: PVN) in a stock and cash transaction valued at approximately $6.45 billion. The transaction brings together two of the nation’s leading financial services companies focused on serving middle market consumers.

“Today’s transaction enhances Washington Mutual’s consumer banking growth while strengthening our leadership position in the middle-market customer segment,” said Kerry Killinger, chairman and chief executive officer of Washington Mutual. “Providian is a highly profitable business with solid credit quality. Its focus on middle market consumers makes Providian a natural fit for our business and a winning combination for both companies’ customers.”

“This combination also helps to further diversify our balance sheet and earnings by adding attractive, high-yielding credit card assets, while improving our net interest margin and adding stable fee income,” added Killinger.

The transaction is expected to be accretive within a year on both a GAAP and cash basis.

Washington Mutual said Providian will become the company’s fourth major business unit and will continue to operate out of its current headquarters in San Francisco. Washington Mutual also said it plans to retain Providian’s management team and infrastructure, making the integration low risk and allowing for a quick and seamless transition.

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Under the terms of the agreement, shareholders of Providian will receive consideration based on a fixed exchange ratio of .45 Washington Mutual common shares for each Providian share. The merger consideration will be paid 89 percent in stock and 11 percent in cash. The stock consideration will be determined by multiplying the fixed .45 exchange ratio by 0.89, and the cash consideration will be determined by multiplying the .45 ratio by the product of 0.11 and the average closing stock price of Washington Mutual for the 10 trading days immediately preceding completion of the merger. Based on the closing price of Washington Mutual’s stock on June 3, 2005, the implied per share purchase price is $18.71.

Joseph Saunders, Providian’s chairman and chief executive, will continue to run the credit card business and will report directly to Steve Rotella, Washington Mutual’s president and chief operating officer. Other members of Providian senior management team will also be joining Washington Mutual.

“Providian’s management has successfully developed innovative products and services, while providing superior customer support, strong underwriting and efficient operations,” said Killinger. “Retaining Providian’s leadership team helps ensure strong credit management and continuity of marketing expertise in the credit card business, while allowing Washington Mutual’s management to remain focused on the priorities we’ve set forth for the entire company. We are all committed to achieving our long-term targets, producing top-tier performance in our industry and delivering superior long-term shareholder returns.”

Saunders said, “This transaction provides Providian shareholders financially attractive terms while allowing us to take the card business to the next level. Washington Mutual’s size and resources will allow us to operate with a lower cost structure and greater efficiency than we could on our own. The compelling combination also enables us to leverage the strength of Washington Mutual’s nationally recognized brand and utilize its more than 2,000 retail stores as a new growth channel.

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“Our success as an independent company is in large part due to the dedication of our employees, whose efforts have made this next step forward possible,” added Saunders. “We’re pleased that Providian and our employees will be sharing our future with Washington Mutual, a company that shares our vision and values.”

The companies noted that Providian credit card customers should expect business as usual. Their accounts, policies and payment procedures remain unchanged.

The acquisition is expected to be completed in the fourth quarter of 2005 and is subject to approval of Providian shareholders and regulatory approvals.

Lehman Brothers, Morgan Stanley, and the law firm Simpson Thacher & Bartlett advised Washington Mutual, and Goldman, Sachs & Co., Citigroup Global Markets, and the law firm of Wachtell, Lipton, Rosen & Katz advised Providian on the transaction.

Conference Call

Killinger and Saunders will host an analyst/investor conference call this morning, June 6, at 7:30 a.m. Pacific Time. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial 1-888-396-2384. International callers may dial 1-617-847-8711. The passcode “86950841” is required to access the call. A listen-only live broadcast of the call also will be available on the investor relations page of the company’s Website at www.wamu.com/ir.

A recording of the conference call will be available approximately one hour after the conclusion of the call at 1-888-286-8010. Callers from outside the United States may dial 1-617-801-6888. The passcode “18243170” is required to access the replay.

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About Washington Mutual
With a history dating back to 1889, Washington Mutual www.wamu.com is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At March 31, 2005, Washington Mutual and its subsidiaries had assets of $319.70 billion. Washington Mutual currently operates more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

About Providian
 San Francisco-based Providian www.providian.com is a leading provider of credit cards to mainstream American consumers throughout the United States. By combining experience, analysis and technology, Providian seeks to build long-lasting relationships with its customers by providing products and services that meet their evolving financial needs.

Forward Looking Statements
 Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Providian Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Washington Mutual and Providian, including future financial and operating results and performance; statements about Washington Mutual’s and Providian’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates”, “will”, “should”, “may” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Washington Mutual’s and Providian’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Washington Mutual and Providian. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

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The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Washington Mutual and Providian may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Providian may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) competition from other financial services companies in Washington Mutual’s and Providian’s markets; and (8) general business and economic conditions, including movements in interest rates, which could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2004 Annual Reports on Form 10-K of Washington Mutual and Providian filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). Neither Washington Mutual nor Providian undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

Important Legal Information

This communication is being made in respect of the proposed merger transaction involving Washington Mutual and Providian. In connection with the proposed transaction, Washington Mutual and Providian will prepare a registration statement on Form S-4 containing a proxy statement/prospectus for the shareholders of Providian to be filed with the SEC, and each will be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, investors are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The final proxy statement/prospectus will be mailed to Providian’s shareholders. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Internet site (http://www.sec.gov). The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Washington Mutual’s website at www.wamu.com under the tab “About WaMu” and then under the heading “Investor Relations” or by accessing Providian’s website at www.providian.com under the tab “About Providian” and then under the heading “Investor Relations.”

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Washington Mutual, Providian and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Washington Mutual’s directors and executive officers is available in Washington Mutual’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005 and information regarding Providian’s directors and executive officers is available in Providian’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 31, 2005. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Providian shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.

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Washington Mutual Contacts:
Alan Gulick, 206-377-3637 (Media)
alan.gulick@wamu.net

Alan Magleby, 212-326-6019 (Investor Relations)
alan.magleby@wamu.net

Providian Contacts:
Alan Elias 415-278-4189 (Media)
alan_elias@providian.com

Jack Carsky 415-278-4977 (Investors)
jack_carsky@providian.com